DISTRIBUTION FEE AGREEMENT

FOR

ROYCE 100 FUND

(INVESTMENT CLASS)

          The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS's services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Investment Class of Royce 100 Fund, a series of the Trust (the "Investment Class"), a fee, payable monthly, equal to .25% per annum of the Investment Class' average net assets.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the _____ day of June, 2003.

THE ROYCE FUND

_____________________
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

_____________________
Charles M. Royce
Secretary

DISTRIBUTION FEE AGREEMENT

FOR

ROYCE 100 FUND

(FINANCIAL INTERMEDIARY CLASS)

          The Royce Fund, a Delaware business trust (the "Trust"), and Royce Fund Services, Inc., a New York corporation ("RFS"), hereby agree that as compensation for RFS' services and for the expenses payable by RFS under the Distribution Agreement made October 1, 2001 by and between the parties hereto, RFS shall receive, for and from the assets of the Financial Intermediary Class of Royce 100 Fund, a series of the Trust (the "Financial Intermediary Class"), a fee, payable monthly, equal to .25% per annum of the Financial Intermediary Class' average net assets.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the _____ day of June, 2003.

THE ROYCE FUND

_____________________
Charles M. Royce
President

ROYCE FUND SERVICES, INC.

_____________________
Charles M. Royce
Secretary